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                                                                    Exhibit 23.2


                         Consent of Independent Auditors


        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-80365) pertaining to the 1997 Stock Plan and 1999 Employee Stock Purchase Plan of NextCard, Inc., of our report dated on January 26, 2000, except as to Note 18, as to which the date is March 1, 2000, with respect to the consolidated financial statements of NextCard, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1999.


                                           /s/ Ernst & Young LLP

San Francisco, California
March 27, 2000